Exhibit 99.1

CENTRAL ZONE CONTINUES TO EXPAND AT EL GALLO 1 MINE

REGIONAL DRILLING DELIVERS HIGH SILVER GRADES OVER GOOD WIDTHS

NEW RESOURCE UPDATE PENDING

TORONTO, ONTARIO - (June 12, 2013) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce exploration results from two areas within the El Gallo Complex, located in Sinaloa, Mexico (Fig. 1). 1) Drilling continues to expand the Central Zone at the El Gallo 1 mine and 2) follow-up drilling at a regional prospect called CSX, has returned high silver grades over good widths.

Exploration Highlights

El Gallo 1 Mine “Central Zone”	El Gallo Complex Regional “CSX Zone”
• MLX091: 3.5 gpt gold over 10.1 meters	• CSX031: 241 gpt silver over 5.8 meters

• MLX096: 3.3 gpt gold over 11.3 meters	• CSX031: 1,849 gpt silver over 10.5 meters

• MLX097: 1.2 gpt gold over 15.5 meters	• CSX033: 128 gpt silver over 25.0 meters

• MLX101: 1.4 gpt gold over 25.1 meters	• CSX036: 114 gpt silver over 17.6 meters

El Gallo 1 Mine — Central Zone

Central is situated between two known resources (Fig. 2), where mining began in Q2, 2013. The zone was discovered in April and has advanced quickly. Due to the exploration success at Central, the decision was made to increase the mine’s capacity by 50% to 4,500 tonnes per day (estimated cost $5 million). This expansion will increase annual gold production from 27,300 ounces in 2013 to 75,000 ounces by 2016 at the mine.

Exploration holes disclosed in this release were designed to expand the zone horizontally along strike and to depth. In addition, holes MLX095 and MLX100 filled in an area between the historical, near surface drilling that tested for mineralization down to 20 meters (m) (encountering weak mineralization) and McEwen Mining’s discovery holes, which intersected strong mineralization 80 m below surface. These holes were drilled to reduce the waste to ore ratio under the planned open pit.

Holes MLX096, MLX097 and MLX098 were drilled below the previous limits of the mineralization and have expanded the zone at depth. Highlights include 3.3 gpt gold over 11.3 m and 1.2 gpt gold over 15.5 m. These holes increased the vertical extent of Central by 25 m to 30 m in three separate areas. Central has now been traced to a vertical depth of 200 m.

Drilling to extend the strike length of Central shows the mineralization remains open to the northeast and southwest, but with less continuity than the initial discovery area. Highlights included hole MLX101 that returned 1.4 gpt gold over 25.1 m. Drilling will continue to explore for extensions of the zone along strike. There is 500 m of untested strike length that will be drilled over the coming three months to the northeast and southwest of Central (Fig. 2).

Regional Exploration — CSX Zone

McEwen Mining geologists first discovered CSX in 2012. The initial holes from last year were included in the Company’s last resource estimate for Mexico (June 2012). Prior to the recent drilling, CSX contained a small open pit resource of 438,000 tonnes averaging 72.2 gpt for 1.0 million ounces of silver. CSX is located 2 km from the Company’s proposed El Gallo 2 mine site and 7 km from the El Gallo 1 mine.

New drilling tested further to the east, west and south of the existing resource (Fig. 3). The most important item, realized through the new drilling, is that extremely high silver grades are present. Hole CSX031 intersected some of the highest silver grades inside of the El Gallo Complex, returning 1,849 gpt silver over 10.5 m, which included 3,425 gpt silver over 5.4 m. The high grade appears to occur in a previously unknown steeply dipping structure, which may be a “feeder” to the previously defined flat-lying deposit. Further drilling, which is underway, will look to better target this style of mineralization.

In addition to discovering high-grade, drilling expanded the resource to the east (Fig. 3). This drilling returned wide intersections of good grade, starting close to surface. Holes CSX033 and CSX036 intersected 128 gpt silver over 25.0 m and 114 gpt silver over 17.6 m. Follow-up drilling at both areas has commenced.

Twin Domes Update

On April 2, 2013, McEwen Mining announced initial results from a new discovery called Twin Domes. Drill and trenching results included 29.5 gpt gold over 2.0 m and 20.9 gpt gold over 12.7 m, respectively. Follow up work has included a series of trenches, which delivered similar results. Core drilling to further test the prospect has been slowed due to the Company’s focus on expanding the Central Zone.

Resource Update Due in Coming Weeks

The updated El Gallo Complex resource will highlight two items: 1) the initial resource for the Central Zone at the El Gallo 1 mine and 2) the process of converting inferred resources to the measured and indicated categories. The updated resource is expected to be released at the end of Q2 or beginning of Q3.

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by creating a profitable, mid-tier gold/silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José Mine in Santa Cruz, Argentina (49% interest); the El Gallo Complex in Sinaloa, Mexico; the Gold Bar Project in Nevada, US and the Los Azules Project in San Juan, Argentina.

McEwen Mining has 297 million shares issued and outstanding. Rob McEwen, Chairman, President and Chief Owner, owns 25% of the shares of the Company (assuming all outstanding Exchangeable Shares are exchanged for an equivalent amount of Common Shares). As of May 30, 2013, McEwen Mining had cash and liquid assets of approximately US$50 million and is debt free.

TECHNICAL INFORMATION AND RISKS

There are significant risks and uncertainty associated with commencing production or changing production plans without a feasibility, pre-feasibility or scoping study. The proposed expansion to El Gallo Phase 1 has not and may not be explored, developed or analyzed in sufficient detail to complete an independent feasibility or pre-feasibility study and may ultimately be determined to lack one or more geological, engineering, legal, operating, economic, social, environmental, and other relevant factors reasonably required to serve as the basis for a final decision to complete the expansion of all or part of this project.

This news release has been reviewed and approved by John Read, CPG, McEwen Mining’s consulting geologist, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by the Company at its Mexican exploration properties. Samples from the core drilling were split on-site at the Company’s El Gallo 1 mine. One half of the split drill core is shipped to ALS Chemex for sample preparation and analysis by fire assay for gold and 4-acid digestion with ICP determination for silver. Samples returning greater than 10 ppm gold or 1500 ppm silver were re-analyzed using gravimetric fire assay. Standards and blanks were inserted every 20 samples. All holes were drilled with HQ bits and reduced to NTW where required. Samples were taken based on lithologic and/or mineralized intervals and vary in length. The true width of the mineral zone has not been determined. For additional information see also the technical report titled “El Gallo Complex Phase II Project, NI 43-101 Technical Report Feasibility Study, Mocorito Municipality, Sinaloa, Mexico” with an effective date of September 10, 2012, prepared by M3 Engineering along with a team of associates (the “Phase II Report”). The Phase II Report is available under the Corporation’s profile on SEDAR (www.sedar.com). The authors of the Phase 2 Report, Stan Timler - M3 Engineering, Mike Hester - Independent Mining Consultants (Reserves), Dawn Garcia - SRK Consulting (Environmental), Richard Kehmeier and Brian Hartman - Pincock Allen & Holt (El Gallo Deposit Resource), John Read - McEwen Mining consultant (Palmarito Insitu, Historic Waste Dumps and Historic tailings Resource), all of whom are qualified persons and all of whom but John Read are independent of McEwen Mining, each as defined by NI 43-101.

CAUTIONARY NOTE TO US INVESTORS

McEwen Mining prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, technical, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social, technical and security risks associated with foreign operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, projected permitting timelines and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova	Mailing Address
Investor Relations	181 Bay Street Suite 4750
Tel: (647) 258-0395 ext 410	Toronto, ON M5J 2T3
Toll Free: (866) 441-0690	PO box 792
Fax: (647) 258-0408	E-mail: info@mcewenmining.com

Facebook: facebook.com/mcewenrob
Twitter: twitter.com/mcewenmining
Store: mcewenmining.com/store

Table 1. El Gallo 1 Mine — Central Zone Drill Hole Results

Hole	From (meters)	To (meters)	Thickness (1) (meters)	Gold Grade (Grams per Tonne)	Dip (2) (Degrees)	Azimuth (3) (Degrees)	Easting (4) (UTM)	Northing (4) (UTM)
MLX091	158.2	168.3	10.1	3.5	-50	325	217021	2835723
Including	159.9	161.0	1.1	9.8
Including	164.5	165.5	1.1	10.5

MLX092	80.7	83.3	2.6	4.1	-50	325	216961	2835767

MLX094	27.7	28.7	1.0	1.1	-50	325	217003	2835718
And	161.1	162.0	0.9	2.4

MLX095	54.5	60.2	5.7	1.1	-50	325	217030	2835858

MLX096	218.5	229.7	11.3	3.3	-50	325	217073	2835707
Including	225.7	228.6	2.9	7.6

MLX097	106.1	121.6	15.5	1.2	-50	325	217099	2835762
Including	110.3	111.2	0.9	13.5
And	172.9	184.8	12.0	0.6

MLX098	203.3	220.8	17.5	1.0	-50	325	217100	2835714
Including	213.7	216.8	3.2	3.8

MLX099	145.6	148.4	2.8	0.9	-50	325	217099	2835799

MLX100	60.1	64.8	4.8	1.3	-50	325	216972	2835808

MLX101	89.0	114.1	25.1	1.4	-50	325	217085	2835827

(1)         May not add due to rounding (2) Dip = Angle of drill hole, (3) Azimuth = Direction of drill hole, (4) Coordinates

Table 2. El Gallo Complex — CSX Zone Drill Hole Results

Hole	From (meters)	To (meters)	Thickness (1) (meters)	Silver Grade (Grams per Tonne)	Dip (2) (Degrees)	Azimuth (3) (Degrees)	Easting (4) (UTM)	Northing (4) (UTM)
CSX023	6.1	21.4	15.3	44.1	-55	360	214252	2844390

CSX024	0.8	6.7	5.9	138.8	-60	360	214270	2844376

CSX025	0.0	16.4	16.4	63.1	-75	360	214339	2844363
And	30.3	37.6	7.3	85.8
Including	36.3	36.8	0.5	596.0

CSX026	11.9	12.6	0.7	69.7	-75	360	214390	2844377

CSX027	18.4	20.3	2.0	47.0	-70	360	214419	2844374

CSX028	44.5	45.5	1.0	56.4	-75	360	214386	2844328

CSX029	—	—	—	—	-85	360	214331	2844320

CSX030	17.1	28.1	11.1	46.0	-75	360	214308	2844324

CSX031	43.0	48.8	5.8	241.3	-60	360	214274	2844331
And	61.0	71.4	10.5	1,848.9
Including	62.1	67.4	5.4	3,424.7
Including	67.0	67.4	0.5	11,076.0

CSX032	—	—	—	—	-65	360	214246	2844296

CSX033	17.7	42.7	25.0	128.1	-65	360	214404	2844422
Including	31.6	36.4	4.8	340.4

CSX034	36.6	37.4	0.8	40.5	-70	180	214368	2844460

CSX035	0.0	2.2	2.2	144.1	-55	360	214223	2844387

CSX036	6.5	24.1	17.6	114.2	-65	360	214430	2844420

(1)         May not add due to rounding (2) Dip = Angle of drill hole, (3) Azimuth = Direction of drill hole, (4) Coordinates

McEWEN MINING Location of Production Sites (Current & Proposed) and Areas of Discovery

Figure 1
June 2013

Approximate Size of Mineral Lease (Claims)
+500,000 acres
El Gallo Phase 2
CSX
New Twin Domes Discovery
Palmarito
El Gallo Phase 1 Mine
(Heap Leach)
Area Shown
Mexico
Legend
El Gallo Complex
Gold Veins
Silver Veins
Process Facility - Phase 1
Discoveries
N
0 3 6
Miles
0 5 10
Km
180000
190000
200000
210000
220000
230000
240000
250000
260000

McEWEN MINING
Figure 2
June 2013

El Gallo 1 Mine - Central Zone: Location of Core Drill Holes

El Gallo Complex
El Gallo 2
CSX
New Twin Domes Discovery
El Gallo 1 Mine (Heap Leach)
0 5 10 Km
N
0 3 6 Miles
Lupita
Sagrado
MLX101
MLX095
MLX100
MLX092
MLX099
MLX097
MLX098
MLX096
MLX091
MLX094
Legend
New Core Holes
Previously Released Core Holes
MLX091 = Hole ID
Pit Outline
Resource Outline
Discoveries
Target Areas
0 250 Meters
N
0 500 Feet

McEWEN MINING Regional Exploration - CSX: Location of Core Drill Holes

Figure 3
June 2013

El Gallo Complex
El Gallo 2
CSX
New Twin Domes Discovery
El Gallo 1 Mine (Heap Leach)
0 5 10 Km
N
0 3 6 Miles
OPEN
CSX034
CSX033
CSX036
CSX027
CSX023
CSX035
CSX024
CSX031
CSX032
OPEN
OPEN
CSX026
CSX028
CSX025
CSX029
CSX030
Legend
New Core Holes
CSX030 = Hole ID
Pit Outline
Resource Outline
Discoveries
0 100 Meters
N
0 300 Feet